Exhibit 10.4
ARCH COAL, INC.
OUTSIDE DIRECTORS’
DEFERRED COMPENSATION PLAN
     WHEREAS, Arch Coal, Inc. (“Company”) previously adopted the Arch Coal, Inc. Outside Directors’ Deferred Compensation Plan (“Plan”); and
     WHEREAS, effective January 1, 2005, the Company began administering the Plan with respect to amounts deferred on and after January 1, 2005, in accordance with a good faith interpretation of Section 409A of the Internal Revenue Code of 1986, as amended (“Code”); and
     WHEREAS, effective January 1, 2009, the Company desires to amend the Plan to incorporate provisions consistent with the final regulations promulgated under Code Section 409A; and
     WHEREAS, with respect to deferrals (and earnings thereon) credited and vested prior to January 1, 2005, the terms of the Plan in effect as of December 31, 2004, shall continue to govern such benefits, and the provisions of that “grandfathered” portion of the Plan are set forth in a separate document;
     NOW, THEREFORE, effective January 1, 2009, the portion of the Plan which is subject to Code Section 409A is restated as follows:

ARCH COAL, INC.
OUTSIDE DIRECTORS’
DEFERRED COMPENSATION PLAN
409A Document
1. PURPOSE
     The purpose of this Arch Coal, Inc. Outside Directors’ Deferred Compensation Plan (the “Plan”) is to provide members of the Board who are not officers or employees of the Company with an opportunity to defer fees earned by them from the Company as a means of saving for retirement or other future purposes.
     Effective January 1, 2005, the Company administered the Plan in accordance with a good faith interpretation of Section 409A of the Internal Revenue Code of 1986, as amended (“Code”). However, deferrals (and earnings thereon) made and vested prior to December 31, 2004, shall be “grandfathered” and governed by the document in effect as of December 31, 2004. Amounts (and earnings thereon) deferred or vested on or after January 1, 2005, by or on behalf of a Participant shall be governed by this 409A Document.
2. DEFINITIONS
     The following definitions shall be applicable throughout the Plan:
     (a) “Accounting Date” means each Business Day on which a calculation concerning a Participant’s Retirement Account is performed, or as otherwise defined by the Board.
     (b) “Beneficiary” means the person(s) designated by the Participant in accordance with Section 11, or if no person(s) is/are so designated, the estate of a deceased Participant.
     (c) “Board” means the Board of Directors of Arch Coal, Inc. or its designee.
     (d) “Business Day” means a day on which the New York Stock Exchange is open for trading activity.
     (e) “Common Stock” means the common stock, $.01 par value, of Arch Coal, Inc.
     (f) “Common Stock Fund” means that investment option, approved by the Board, in which a Participant’s Retirement Account may be deemed to be invested and may earn income based on a hypothetical investment in Common Stock.
     (g) “Company” means Arch Coal, Inc., its divisions, subsidiaries and affiliates.
     (h) “Corporate Human Resources” means the Corporate Human Resources Department of the Company.
     (i) “Credit Date” means the date on which Fees would otherwise have been paid to the Participant or, in the case of the Participant’s designation of investment option changes, any date within three Business Days after the Participant’s designation is received in accordance with the procedures established by the Board.
     (j) “Deferred Fees” means the Fees elected by the Participant to be deferred pursuant to the Plan.
     (k) “Election” means a Participant’s delivery of a written notice of election to Corporate Human Resources electing to defer payment of all or a portion of his or her Fees (in accordance with rules prescribed by the Board) either until Termination, death or such other time as further provided by the Board or the Company.
     (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (m) “Fair Market Value” means the price of a share of Common Stock, as reported on the Composite Tape for New York Stock Exchange issues on the date and at the time designated by the Company.
     (n) “Fees” means any fees earned by a director of the Company.
     (o) “Fiscal Year” means the fiscal year of the Company, which is currently the annual period commencing January 1 and ending the following December 31.
     (p) “Outside Director” means a member of the Board who is neither an officer nor an employee of the Company.
     (q) “Participant” means an Outside Director who has elected to defer payment of all or a portion of his or her Fees under the Plan.
     (r) “Plan” means this Arch Coal, Inc. Outside Directors’ Deferred Compensation Plan as it now exists or as it may hereafter be amended.
     (s) “Retirement Account” means the account to which the Participant’s Deferred Fees are credited and from which, pursuant to Section 9(a), distributions are made.
     (t) “Service Year” means the calendar year or portion thereof during which the services have been rendered for which Fees are payable.
     (u) “Stock Unit(s)” means the share equivalents credited to the Common Stock Fund of a Participant’s Retirement Account pursuant to Section 6.
     (v) “Termination” means termination of services as an Outside Director for any reason, as defined under Code Section 409A.
3. SHARES; ADJUSTMENTS IN EVENT OF CHANGES IN CAPITALIZATION
     In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, share dividend, recapitalization, merger, consolidation, reorganization, combination,

or exchange or reclassification of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution to common shareholders other than cash dividends, the number or kind of shares or Stock Units that may be credited under the Plan shall be automatically adjusted so that the proportionate interest of the Participants shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes of the Plan.
4. ELIGIBILITY
     All Outside Directors are eligible to participate in the Plan.
5. ADMINISTRATION
     Full power and authority to construe, interpret and administer the Plan shall be vested in the Company and the Board. This power and authority includes, but is not limited to, selecting investment indices, establishing deferral cycles for purposes of Section 9(b), establishing deferral terms and conditions, and adopting modifications, amendments and procedures as may be deemed necessary, appropriate or convenient by the Board. Decisions of the Company and the Board shall be final, conclusive and binding upon all parties. Day-to-day administration of the Plan shall be the responsibility of Corporate Human Resources.
6. PARTICIPANT ACCOUNTS
     Upon election to participate in the Plan, there shall be established a Retirement Account to which there shall be credited any Deferred Fees, as of each Credit Date. The Retirement Account shall be credited (or debited) on each Accounting Date with income (or loss) based upon a hypothetical investment in any one or more of the investment options available under the Plan, as prescribed by the Board for the particular Fees credited, which may include a Common Stock Fund, as elected by the Participant under the terms of Section 8.
7. FINANCIAL HARDSHIP
     Upon the written request of a Participant or a Participant’s legal representative and a finding that continued deferral will result in an unforeseeable financial emergency to the Participant, the Board (in its sole discretion) may authorize (a) the payment of all or a part of a Participant’s Retirement Account in a single installment prior to his or her ceasing to be a Participant or (b) cessation of deferrals. An unforeseeable financial emergency shall mean a severe financial hardship resulting from (i) an illness or accident of the Participant, the Participant’s spouse or a dependent (as defined in Code Section 152(a)) of the Participant, (ii) loss of the Participant’s property due to casualty or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The Board may determine that a severe financial hardship exists only if the distribution is necessary in light of immediate and heavy financial needs of the Participant which cannot be met from the other financial sources available to the Participant and if disallowance of the accelerated distribution would result in a severe financial hardship to the

Participant. Amounts which are distributed under this provision will reduce the Participant’s benefit.
8. MANNER OF ELECTION
     (a) General. From time to time, the Board may impose a mandatory deferral of all or a portion of an Outside Director’s Fees, and such amount (if any) will be automatically credited to the Common Stock Fund in his or her Retirement Account. Any such mandatory deferral shall be established no later than the December 31 preceding the first day of the Plan Year in which the services are performed which relate to the Fees subject to the mandatory deferral, and shall be irrevocable for such Plan Year. An Outside Director may elect to participate, or increase his or her participation in the Plan if a mandatory deferral applies, by delivering to Corporate Human Resources an Election on a form prescribed by Corporate Human Resources, electing the timing and form of distribution, and setting forth the manner in which such Deferred Fees shall be invested in accordance with Section 6 hereof. A Participant’s Election must be filed at such time as designated by the Board, but in no event later than the December 31 preceding the first day of the Plan Year in which the services are performed which relate to the Fees being deferred. A Participant may submit a new Election with respect to Fees earned in a subsequent Plan Year by filing a new Election no later than the December 31 preceding the first day of the Plan Year in which the services are performed which relate to the Fees subject to the new Election. An effective Election may not be revoked or modified after the December 31 preceding the first Plan Year in which services are performed which relate to the Fees subject to such Election. During a Plan Year, an Election shall be irrevocable, and the deferral percentage or amount elected by the Participant thereunder shall not be increased or decreased. If an Election has not been made with respect to Fees to be earned in any Plan Year, the Participant shall be deemed to have elected not to have Deferred Fees credited to his or her Account for such Plan Year with respect to Fees earned during such Plan Year.
     (b) New Participants. Notwithstanding subsections (a) above, in the case of a Participant who first becomes an Outside Director during a Plan Year, an election to defer Fees may be made within 30 days after the date he or she becomes an Outside Director, provided that the Outside Director has not previously become eligible to participate in any other nonqualified account balance plan maintained by the Company (as defined in Treasury Regulation Section 1.409A-1(c)(2)(i)(A)), with respect to Fees paid for services to be performed subsequent to the Election, which shall be irrevocable during such initial year of participation. With respect to Fees which are earned based upon a specified period, such initial Election shall apply only to the portion of such Fees equal to the total amount of Fees for the period multiplied by the ratio of the number of days remaining in the period after the Election over the total number of days in the period.
     (c) Investment Alternatives — Existing Balances. A Participant may elect to change an existing selection as to the investment alternatives in effect with respect to an existing Retirement Account (in increments prescribed by the Board or the Company) as often, and with such restrictions, as determined by the Board or by the Company.
     (d) Change of Beneficiary. A Participant may, at any time, elect to change the designation of a Beneficiary in accordance with Section 10 hereof.

9. DISTRIBUTION
     (a) Retirement Account. At the time that a Participant makes an Election to defer Fees, he or she shall select the time and method for the distribution of the balance of those Deferred Fees, including earnings on such amounts. A Participant’s Retirement Account will be paid upon his or her Termination, unless he or she elects at the time of deferral to have such amounts paid upon attainment of age 72, if later than Termination. Upon Termination, the balance of the Participant’s Account shall be distributed to the Participant according to the pay-out method or methods selected by the Participant in his or her Elections, payable beginning with the January 31 following the date on which Termination occurs or, if later and elected by the Participant, the January 31 following the date the Participant attains age 72. A Participant may elect to receive his account distribution as a lump sum or in substantially equal annual installments over a set period up to 20 years, or according to any mathematically derivable formula which is acceptable to the Company.
     (b) Change of Distribution of Retirement Account. A Participant will be allowed to change the Election as to the distribution of his or her Retirement Account in accordance with rules established by the Board by making a subsequent Election. If a Participant makes a subsequent Election, then (a) such election shall not take effect until 12 months after the date on which such election is made, and submitted to the Board; (b) the first payment with respect to which such election is made shall be deferred for a period of 5 years from the date such payment would otherwise have been made; (c) any election related to a payment that was otherwise to be made at a specified time may not be made less than 12 months prior to the date of the first scheduled payment; and (d) with respect to a change in payment form, such change may not impermissibly accelerate the time or schedule of any payment under the Plan, except as provided in regulations promulgated by the Secretary of Treasury. For purposes of applying the provisions of this Section 9(c) to a Participant’s Retirement Account, installment payments shall be considered a single payment for purposes of applying these subsequent election rules.
10. DEATH
     In the event of the Participant’s death, the Company shall pay all amounts in such Participant’s Account to the Participant’s Beneficiary in accordance with a Participant’s Election for such amounts. A Participant may elect to have such amounts paid in a single lump sum no later than 30 days after the month in which the Participant’s death occurs, in which case neither the Participant nor a Beneficiary shall have a right to designate the taxable year of the payment. Any election to have such amounts paid in a lump sum, or to change an election to have benefits on the Participant’s death follow his or her original election, shall not be effective until the date which is 12 months after the date on which the election is made.
     A Participant may designate one or more persons (including a trust) to whom or to which payments are to be made if the Participant dies before receiving distribution of all amounts due under the Plan. A Participant may, at any time, elect to change the designation of a Beneficiary. A designation of Beneficiary will be effective only after the signed designation of Beneficiary is filed with the Board or its designee while the Participant is alive and will cancel all designations of Beneficiary signed and filed earlier. If the Participant fails to designate a Beneficiary as provided above or if all of a Participant’s Beneficiaries predecease him or her and he or she fails to designate a new Beneficiary, the remaining unpaid amounts shall be paid to the estate of such Participant.
11. UNSECURED GENERAL CREDITOR STATUS OF OUTSIDE DIRECTOR
     The payments to Participants and their Beneficiaries hereunder shall be made from the general corporate assets of the Company. No person shall have any interest in any such assets by virtue of the provisions of this Plan. The Company’s obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company; no such person shall have nor acquire any legal or equitable right, interest or claim in or to any property or assets of the Company. Any accounts maintained under this Plan shall be hypothetical in nature and shall be maintained for bookkeeping purposes only. Neither the Plan nor any account shall hold any actual funds or assets.
12. INALIENABILITY OF BENEFITS
     The interests of the Participants and their Beneficiaries under the Plan may not in any way be voluntarily or involuntarily transferred, alienated or assigned, nor subject to attachment, execution, garnishment or other such equitable or legal process. A Participant or Beneficiary cannot waive the provisions of this Section 12.
13. GOVERNING LAW
     The provisions of this plan shall be interpreted and construed in accordance with the laws of the State of Missouri, except to the extent preempted by Federal law.
14. AMENDMENTS
     The Company may amend, alter or terminate this Plan at any time by resolution of the Board. A termination of the Plan must comply with the restrictions or requirements applicable under Code Section 409A and the regulations promulgated thereunder.
          IN WITNESS WHEREOF, this amendment and restatement of the Plan is executed this 11th day of December, 2008.

ARCH COAL, INC.
By:	/s/ Sheila B. Feldman
	Title:	Vice President; Human Resources